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                       SUBSIDIARIES OF IVAC HOLDINGS, INC.

Name                                      Jurisdiction of Incorporation
----                                      -----------------------------

IVAC Overseas Holdings, Inc.              Delaware
River Medical, Inc.                       Delaware
IVAC Foreign Sales Corp.                  Barbados
IVAC Canada, Inc.                         Canada
IVAC-Medical, B.V.                        Belgium
IVAC Scandinavia AB                       Sweden
IVAC Industries Limited                   United Kingdom
IVAC UK Limited                           United Kingdom
IVAC France S.A.                          France
IVAC Medizintechnik GmbH                  Germany
Electromedicina IVAC, S.L.                Spain
IMED International Trading Corp.          Delaware
IMED Ltd.                                 United Kingdom
IMED Pty. Ltd.                            Australia
IMED Canada Ltd.                          Canada
IMED Holding Co. Ltd.                     British Virgin Islands